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                                                                     EXHIBIT 4.2


                        [FORM OF PLACEMENT AGENT WARRANT]


          THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF
           HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
              AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS,
                       CONTAINED IN SECTION 6 HEREOF, WITH
                           RESPECT TO THEIR TRANSFER.

         THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE LISTED ON THE
            TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN
              NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE
                   SINCE THEY ARE NOT FREELY TRANSFERABLE, AND
                    CONSEQUENTLY ANY CERTIFICATE REPRESENTING
                     SUCH SECURITIES IS NOT GOOD DELIVERY IN
                        SETTLEMENT OF TRANSACTIONS ON THE
                             TORONTO STOCK EXCHANGE.


                  WARRANT TO PURCHASE SHARES OF COMMON STOCK OF

                             PETROQUEST ENERGY, INC.

WARRANT NO.                                                               SHARES
            -------                                               -------
                                ___________, 1999

         This Warrant certifies that, for value received, _____________ (or any subsequent permitted transferee of this Warrant, as applicable, the "Holder") is entitled initially to subscribe for and purchase from PetroQuest Energy, Inc., a Delaware corporation (the "Company"), ________ shares of the Company's common stock, par value $.001 per share (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock"), at the purchase price (the "Exercise Price") of $1.25 per share (subject to adjustment as provided herein).

         This Warrant is subject to the following provisions, terms and conditions:

         1. EXERCISE OF WARRANTS

         A. EXERCISE OF WARRANTS. This Warrant may be exercised by the Holder, in whole or in part, subject to the provisions hereof (but not as to a fractional share of Common Stock),


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by (a) surrender of this Warrant at the principal office of the Company located at 625 E. Kaliste Saloom Road, Suite 400, Lafayette, Louisiana 70508 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company) with the appropriate form attached hereto duly executed, at any time within the period beginning _____________, 1999 and expiring at 5:00 p.m. Lafayette, Louisiana time on _____________ [five years from date hereof] (the "Exercise Period") and (b) payment to the Company by certified check or bank draft of the Exercise Price for such shares.

         The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder and/or the Holder's designee as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant is surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to
Section 2G, shall be delivered to the Holder no later than 10 days after the date on which the Warrants have been so exercised, and, unless the Warrants have expired, a new Warrant representing the number of shares of Common Stock, if any, in respect of which this Warrant has not been exercised also shall be delivered to the Holder within such time.

         2. ADJUSTMENTS

         A. ADJUSTMENT OF EXERCISE PRICE. In case (i) the outstanding shares of the Common Stock shall be subdivided into a greater number of shares, (ii) a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, (iii) the outstanding shares of Common Stock shall be combined into a smaller number of shares thereof, or (iv) any shares of the Company's capital stock are issued by reclassification of the Common Stock (including any reclassification upon a consolidation or merger in which Company is the continuing corporation), the Exercise Price per share in effect immediately prior to such subdivision, combination or reclassification or at the record date of such dividend or distribution shall simultaneously with the effectiveness of such subdivision, combination or reclassification or immediately after the record date of such dividend or distribution be adjusted to equal the product obtained by multiplying such Exercise Price by a fraction, the numerator of which is the number of outstanding shares of Common Stock (on a fully diluted basis) prior to such combination, subdivision, reclassification or dividend, and the denominator of which is that number of outstanding shares of Common Stock (on a fully diluted basis) after giving effect to such combination, subdivision, reclassification or dividend. Any dividend paid or distributed on the Common Stock in any securities convertible into or exchanged into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.

         For purposes of this Warrant, "on a fully diluted basis" means the number of shares of Common Stock outstanding, if all outstanding options, rights or warrants to subscribe for shares


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of Common Stock and all securities convertible into or exchangeable for shares of Common Stock (such options, rights, warrants and securities are collectively referred to herein as "Convertible Securities") and all options or rights to acquire Convertible Securities were exercised, converted or exchanged.

         Whenever the Exercise Price per share is adjusted as provided in the immediately preceding paragraph, the number of shares of the Common Stock purchasable upon exercise of the Warrant immediately prior to such Exercise Price adjustment shall be adjusted, effective simultaneously with such Exercise Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of the Common Stock by a fraction, the numerator of which is the Exercise Price per share in effect immediately prior to such Exercise Price adjustment and the denominator of which is the Exercise Price per share in effect upon such Exercise Price adjustment, which adjusted number of shares of the Common Stock shall thereupon be the number of shares of the Common Stock purchasable upon exercise of the Warrant until further adjusted as provided herein.

         B. NOTICE OF ADJUSTMENTS OF EXERCISE PRICE. Whenever the Exercise Price is adjusted as herein provided, the Company shall deliver to each Holder, within 20 days after such adjustment, a written notice setting forth (1) the adjusted Exercise Price and the adjusted number of shares of Common Stock that may be acquired on the exercise of this Warrant, (2) the calculation of such adjustment and (3) the facts upon which such calculation is based.

         C. PARTIAL LIQUIDATING DIVIDEND. In the event that the Company shall make any distribution of its assets upon or with respect to its Common Stock as a partial liquidating dividend, other than as a dividend payable out of earnings, or any surplus legally available for dividends under the laws of the state of incorporation of the Company, the Holder shall, upon the exercise of this Warrant after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets which would have been distributed to the Holder if it had exercised this Warrant immediately prior to the record date for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

         D. RECLASSIFICATION, CONSOLIDATION, MERGER, SALE, ETC. If any capital reorganization or reclassification of the capital stock of the Company or any other corporation Controlled (as defined below) by or under common Control with the Company, or a consolidation or merger of the Company or such other corporation with another corporation, or the sale of all or substantially all of the Company's or such other corporation's assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, as a condition for such reorganization, reclassification, consolidation, merger or sale, the Company or such successor purchasing corporation shall agree that the Holder of this Warrant shall have the right thereafter and until the expiration of the Exercise Period to exercise this Warrant into the kind and amount of stock, securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale that the Holder hereof would have


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been entitled to receive had such Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. In such case, the Company shall take such steps in connection with such reorganization, consolidation, merger or sale as may be necessary to assure the Holder that the provisions of this Warrant shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. In the case of partial exercise of this Warrant under such circumstances, the number of shares of Common Stock underlying this Warrant or other securities or property which have been receivable upon the full exercise of this Warrant, and the sum payable therefor, shall be proportionately reduced.

         For purposes of this Warrant, "Control" (and with its correlative meanings "Controlled by" and "under common Control with") means, in the case of a corporation, direct or indirect ownership (or the right to acquire such ownership within 60 days of the date in question) of more than 50% of the then outstanding voting securities of such corporation and, in the case of any other type of entity, an interest that results in the ability to direct or cause the direction of the management and policies of such entity or the power to appoint 50% or more of the members of the governing body of the entity.

         E. ADJUSTMENT FOR ISSUANCE OR SALE OF COMMON STOCK AT LESS THAN THE EXERCISE PRICE. In case at any time or from time to time the Company prior to expiration of the Exercise Period issues Common Stock for a consideration with a value per share less than the Exercise Price, or Convertible Securities which are exercisable or convertible into Common Stock at an effective conversion or exercise price per share less than the Exercise Price, then an adjusted Exercise Price shall be determined by dividing (i) the sum of (X) the product obtained by multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale (on a fully diluted basis) by the Exercise Price per share in effect immediately prior to such issue or sale, plus
(Y) the aggregate consideration, if any, received by the Company upon such issue or sale, plus (Z) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exercise thereof, by (ii) the number of shares of Common Stock of the Company outstanding immediately after such issue or sale (on a fully diluted basis).

         Whenever the Exercise Price per share is adjusted based on the computation set forth in the immediately preceding paragraph, the number of shares of Common Stock purchasable upon exercise of the Warrant immediately prior to such Exercise Price adjustment shall be computed, effective simultaneous with the Exercise Price adjustment, to equal the product obtained (calculated to the nearest full share) by multiplying such number of shares of Common Stock by a fraction, the numerator of which is the Exercise Price per share in effect immediately prior to such Exercise Price adjustment and the denominator of which is the adjusted Exercise Price per share computed under the immediately preceding paragraph, which adjusted number of shares of Common Stock shall thereupon be the number of shares of Common Stock purchasable upon exercise of the Warrant until further adjusted as provided herein.


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         F. STATEMENT ON WARRANT CERTIFICATES. This Warrant need not be amended or modified because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of this Warrant. Any Warrant thereafter issued, whether in exchange or substitution for any outstanding Warrant or otherwise, may be in the form so amended or modified.

         G. FRACTIONAL INTEREST. The Company shall not be required to issue fractional shares of Common Stock on the exercise of this Warrant. The number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the Warrant so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2G, be issuable on the exercise of this Warrant, the Company shall, in lieu of issuing such fractional share of Common Stock, pay an amount in cash equal to the Current Fair Market Value per share of Common Stock (as defined below), multiplied by the fraction of a share of Common Stock otherwise issuable.

         For purposes of this Warrant, the "CURRENT FAIR MARKET VALUE" of a share of Common Stock on any given day shall mean (i) the closing sales price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of Securities Dealers' OTC Bulletin Board System. If the price of a share of Common Stock shall not be so reported, the Current Fair Market Value of a share of Common Stock shall be determined by the Board in good faith, and the basis of any such determination shall be made available to the Holder.

         3. WARRANT REPURCHASE RIGHTS

         A. GENERAL. If at any time after the date hereof but prior to the expiration of the Expiration Period the Current Fair Market Value of a share of Common Stock is $3.00 or more (as adjusted for stock splits, combinations and other similar corporate events) for a period of 20 consecutive trading days (the "Consecutive Trading Day Period"), the Company, at the option of the Board of Directors, may repurchase from the holders of this Warrant, out of funds legally available therefor, at a purchase price of $0.05 per Warrant (plus any amounts due under Sections 2C and 2D hereof), all but not less than all, of the Warrants outstanding on the date set for such repurchases, provided that the right of the Company to repurchase the Warrants under this Section 3A is subject to the Company mailing the written notice in accordance with Section 3B within 30 days following the Consecutive Trading Day Period.

         B. REPURCHASE NOTICE. The Company shall provide written notice (the "Repurchase Notice") of any optional repurchase of Warrants under this Section 3, not less than 15 days prior


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to the date fixed or designated for such repurchase, to the Holders of record as of such notice date of the outstanding Warrants at their respective addresses then appearing on the records of the Company. Each Repurchase Notice shall be by certified mail, return receipt requested and shall specify (i) the repurchase date and (ii) the place for payment and for delivering necessary transfer instruments to be executed by the Holder in order for the Holder to receive the repurchase price of $0.05 per Warrant. No Holder of Warrants repurchased in accordance with this Section 3 shall be entitled to receive payment of the purchase price for such Warrants until such Holder causes to be delivered to the Company the Warrants to be repurchased in accordance with the notice.

         From and after the repurchase date set forth in the Repurchase Notice and the setting aside of the funds necessary for the repurchase, notwithstanding that any Warrants so called for repurchase shall not have been surrendered for cancellation, the Warrants to be repurchased shall no longer be deemed outstanding, and the Holders of the Warrants shall have with respect thereto no rights in, or with respect to, the Company except the right to receive, upon the surrender of the Warrants, the $0.05 per Warrant purchase price therefor.

         C. EXERCISE PRIOR TO REPURCHASE DATE. Notwithstanding any provision contained herein to the contrary, the Holder of this Warrant may exercise all or any portion of this Warrant in accordance with Section 1 hereof but only during the ten day period after receipt of the Repurchase Notice, in which event, the Company's option to purchase the Warrants under this Section 3 shall terminate and be of no further force and effect.

         4. RESERVATION AND AUTHORIZATION OF COMMON STOCK

         The Company represents and warrants (a) that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free of all transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise of this Warrant and (c) that the shares of Common Stock issuable upon the exercise of this Warrant may be so issued without violation of any applicable law or regulation, or any requirement of any securities exchange upon which any capital stock of the Company may be listed.

         5. NO VOTING RIGHTS

         This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.


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         6. RESTRICTIONS ON TRANSFER

         This Warrant is transferable by the Holder only to its "affiliates;" provided, however, if such affiliate is a resident of Ontario Canada, no transfer of this Warrant shall be permitted until after November 11, 1999. "Affiliate" means a person or entity that directly or indirectly controls, is controlled by or is under common control with, the Holder.

         Subject to the provisions of this Section 5, this Warrant is transferable in the same manner and with the same effect as in the case of a negotiable instrument payable to a specified person. The Company, however, may treat the registered Holder hereof as the owner hereof for all purposes until this Warrant shall have been surrendered for transfer as hereinafter provided. Upon surrender of this Warrant duly executed by the Holder hereof or his agent or attorney, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled.

         This Warrant and the shares of Common Stock issuable upon the exercise of this Warrant are not transferable directly or indirectly, in whole or in part, except in the case of any such transfer (a) which is in compliance with applicable federal and state securities laws, including but not limited to, the Securities Act and (b) for which the Company is provided with an opinion of counsel to the Holder, reasonably satisfactory to the Company, to the effect that such transfer is not in violation of any of said securities laws. The certificates representing the shares of Common Stock issuable upon the exercise of this Warrant will bear restrictive legends evidencing such restrictions.

         7. CLOSING OF BOOKS

         The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

         8. WARRANTS EXCHANGEABLE; LOSS, THEFT

         This Warrant is exchangeable, upon the surrender hereof by any Holder at the office or agency of the Company referred to in Section 1 hereof, for a new Warrant or Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designated by said Holder hereof at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, or upon surrender or cancellation of this Warrant, the Company will issue to the Holder hereof a new Warrant of like tenor, in lieu of this Warrant, representing the right to subscribe for and purchase


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the number of shares of Common Stock which may be subscribed for and purchased hereunder.

         9. OTHER COVENANTS

         A. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, amending its certificate of incorporation, any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate to protect the rights of the Holder hereof against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, (b) take all such action as may be necessary or appropriate in order that the Company may validly issue full paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and
(c) obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

         B. INDEMNIFICATION. The Company shall indemnify, save and hold harmless the Holder from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants, fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default by the Company under this Warrant.

         10. NOTICE OF CERTAIN EVENTS

         If, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

         A. The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive (i) a dividend or distribution payable otherwise than in cash, or (ii) a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         B. The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         C. A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or


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         D. Any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, any reclassification of change of Common Stock issuable upon exercise of this Warrant, or a tender offer or exchange offer for shares of Common Stock; then, in any one or more of such events, the Company shall give written notice of such event at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         The Company shall give 15 days' prior written notice of any change in the Company's principal office.

         11. NOTICES

         All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered:

         A. If to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company; or

         B. If to the Company, to the address set forth on the first page of this Warrant, or to such other address specified in prior written notice given and delivered by the Company to the Holder.

         12. SUCCESSORS

         All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, personal representatives, successors and assigns.


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         13. LAW GOVERNING

         This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas.


                            [SIGNATURE PAGE FOLLOWS]


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Dated this ___ day of ___________, 1999.


                                       PETROQUEST ENERGY, INC.




                                       By:
                                          --------------------------------------
                                           Charles T. Goodson
                                           President and Chief Executive Officer


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                         [FORM OF ELECTION TO PURCHASE]

                   (To be executed upon exercise of Warrant.)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _____ shares of Common Stock and herewith tenders in payment for such shares a certified check or bank draft payable to the order of PetroQuest Energy, Inc. in the amount of $__________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _______________ whose address is __________________________________________ and that such certificate (or any payment in lieu thereof) be delivered to __________________ whose address is _______________________________________.


Dated:
      -------------------               ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant.)


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                              [FORM OF ASSIGNMENT]

                  (To be signed only upon transfer of Warrant)


         For value received, the undersigned hereby sells, assigns and transfers unto __________________________________ the right represented by the enclosed Warrant to purchase _______________ shares of Common Stock of PetroQuest Energy, Inc. to which the enclosed Warrant relates, and appoints ______________________ Attorney to transfer such right on the books of PetroQuest Energy, Inc. with full power of substitution in the premises.

         The undersigned represents and warrants that the transfer of the enclosed Warrant is permitted by the terms of the Warrant Agreement pursuant to which the enclosed Warrant has been issued, and the transferee hereof, by his acceptance of this Agreement, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.

Dated:
      -------------------               ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of Holder as specified on the
                                        face of the Warrant.)


                                        ----------------------------------------
                                        (Address)
Signed in the presence of:


----------------------------------------


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